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                          [HJ & ASSOCIATES LETTERHEAD]


February 5, 2003

RAKO Capital Corporation
Two North College Avenue
Fayetteville, AR 72701

Dear Sirs:

This is to confirm that the client-auditor relationship between RAKO Capital Corporation (Commission file number 0-24633) and HJ & Associates, LLC, has ceased.

Sincerely,

/s/ HJ & Associates, LLC
------------------------
HJ & Associates, LLC

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 905
    450 Fifth Street, N.W.
    Washington, D.C. 20549